Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1(No. 333-255347), Forms S-3 (No. 333-265402, No. 333-266842, No. 333-266843) and Forms S-8 (No.333-251063, No. 333-255351, No. 333-264206) of MedAvail Holdings, Inc. of our report dated March 29, 2022 relating to the consolidated financial statements for the year ended December 31, 2021, which appears in this Form 10-K.
/s/PricewaterhouseCoopers LLP
Chartered Professional Accountants, Licensed Public Accountants
Oakville, Canada

April 14, 2023

PricewaterhouseCoopers LLP
PwC Centre, 354 Davis Road, Suite 600, Oakville, Ontario, Canada L6J 0C5
T: +1 905 815 6300, F: +1 905 815 6499, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.